FS Investment Corporation 8-K

Exhibit 99.1

FSIC Reports First Quarter 2017 Financial Results and

Declares Regular Distribution for Second Quarter

PHILADELPHIA, PA, May 10, 2017 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended March 31, 2017, and announced that its board of directors has declared its second quarter 2017 regular distribution.

Financial Highlights for the Quarter Ended March 31, 20171

•	Net investment income of $0.22 per share, compared to $0.21 per share for the quarter ended March 31, 2016
•	Adjusted net investment income of $0.22 per share, compared to $0.21 per share for the quarter ended March 31, 2016[2]
•	Total net realized loss of $0.41 per share and total net change in unrealized appreciation of $0.45 per share, compared to a total net realized loss of $0.06 per share and a total net change in unrealized depreciation of $0.20 per share for the quarter ended March 31, 2016
•	Paid cash distributions to stockholders totaling $0.22275 per share[3]
•	Total purchases of $539.7 million versus $364.3 million of sales and repayments
•	Net asset value of $9.45 per share, compared to $9.41 per share as of December 31, 2016

“Our performance remained resilient amid a persistently tight credit backdrop,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “In the face of challenging market conditions, we will continue to be disciplined investors to ensure we deliver strong risk-adjusted performance for our stockholders.”

Declaration of Regular Distribution for Second Quarter 2017

FSIC’s board of directors has declared a regular cash distribution for the second quarter of $0.22275 per share, which will be paid on or about July 5, 2017 to stockholders of record as of the close of business on June 21, 2017.

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Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	March 31, 2017	December 31, 2016	March 31, 2016
Total investment income	$106,064	$108,978	$103,063
Net investment income	52,590	51,542	49,938
Net increase (decrease) in net assets resulting from operations	63,393	51,862	(12,097)

Net investment income per share	$0.22	$0.21	$0.21
Adjusted net investment income per share[2]	$0.22	$0.23	$0.21
Total net realized and unrealized gain (loss) per share	$0.04	$0.00	$(0.26)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.26	$0.21	$(0.05)
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.22275
Net asset value per share at period end	$9.45	$9.41	$8.82
Weighted average shares outstanding	244,554,969	244,016,474	242,847,016
Shares outstanding, end of period	244,599,661	244,063,357	242,847,016

(dollar amounts in thousands)	As of March 31, 2017	As of March 31, 2016
Total fair value of investments	$3,924,168	$3,866,748
Total assets	4,286,351	3,992,829
Total stockholders’ equity	2,311,635	2,142,738

Portfolio Highlights as of March 31, 2017

•	Total fair value of investments was $3.9 billion.
•	Core investment strategies[4] represented 97% of the portfolio by fair value as of March 31, 2017, including 87% from direct originations and 10% from opportunistic investments. Broadly syndicated/other investments represented the remaining 3% of the portfolio by fair value.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 10.2%, compared to 10.1% as of December 31, 2016.
•	Total commitments to direct originations (including unfunded commitments) made during the first quarter of 2017 was $429.4 million in 12 companies, 5 of which were existing portfolio companies.
•	As of March 31, 2017, approximately 0.0% of investments were on non-accrual based on fair value.[6]
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Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Purchases	$539,689	$495,071	$55,617
Sales and redemptions	(364,308)	(715,567)	(169,128)
Net portfolio activity	$175,381	$(220,496)	$(113,511)

Portfolio Data	As of March 31, 2017	As of March 31, 2016
Total fair value of investments	$3,924,168	$3,866,748
Number of Portfolio Companies	108	111
Average Annual EBITDA of Portfolio Companies	$86,100	$114,300
Weighted Average Purchase Price of Debt Investments (as a % of par)	97.2%	98.3%
% of Investments on Non-Accrual (based on fair value)[6]	0.0%	0.3%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	57%	54%
Senior Secured Loans — Second Lien	9%	15%
Senior Secured Bonds	4%	5%
Subordinated Debt	15%	12%
Collateralized Securities	2%	2%
Equity/Other	13%	12%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	87%	86%
Opportunistic	10%	11%
Broadly Syndicated/Other	3%	3%

Interest Rate Type (based on fair value)
% Variable Rate	65.5%	66.2%
% Fixed Rate	21.8%	21.6%
% Income Producing Equity/Other Investments	2.7%	4.2%
% Non-Income Producing Equity/Other Investments	10.0%	8.0%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	9.3%	9.6%
Gross Portfolio Yield Prior to Leverage — Excluding Non-Income Producing Assets	10.2%	10.4%

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Direct Origination Activity

	Three Months Ended
(dollar amounts in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Total Commitments (including unfunded commitments)	$429,407	$526,589	$43,598
Exited Investments (including partial paydowns)	(322,068)	(598,468)	(113,615)
Net Direct Originations	$107,339	$(71,879)	$(70,017)

Direct Originations Portfolio Data	As of March 31, 2017		As of March 31, 2016
Total Fair Value of Direct Originations	$3,430,320		$3,340,429
Number of Portfolio Companies	73		70
Average Annual EBITDA of Portfolio Companies	$64,700		$65,300
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.5	x	5.0	x
% of Investments on Non-Accrual (based on fair value)[6]	—		0.1%

	Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	March 31, 2017	December 31, 2016	March 31, 2016
Senior Secured Loans — First Lien	81%	88%	20%
Senior Secured Loans — Second Lien	1%	5%	—
Senior Secured Bonds	2%	1%	—
Subordinated Debt	15%	2%	26%
Collateralized Securities	—	—	—
Equity/Other	1%	4%	54%

Average New Direct Origination Commitment Amount	$35,784	$29,255	$8,720
Weighted Average Maturity for New Direct Originations	3/2/2023	6/20/2023	11/23/2025
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.8%	8.8%	6.0%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	10.0%	9.1%	10.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	9.1%	8.0%	9.0%

Leverage and Liquidity as of March 31, 2017

•	Debt to equity ratio of 80%, based on $1.84 billion in total debt outstanding and stockholders’ equity of $2.31 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 4.01%
•	Cash and foreign currency of approximately $53.7 million and availability under its financing arrangements of $147.4 million, subject to borrowing base and other limitations
•	Twenty unfunded debt investments with aggregate unfunded commitments of $202.1 million and two unfunded equity commitments with aggregate unfunded commitments of $336 thousand

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 11, 2017, to discuss its first quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using the conference ID 4086487 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of FS Investments, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $93.1 billion in assets under management as of March 31, 2017, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth through funds managed in partnership with top institutional investment advisers. It focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia with offices in Orlando and Washington, DC. The firm currently manages seven funds with over $20 billion in assets under management as of March 31, 2017.

Visit www.fsinvestments.com to learn more.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by FS Investments may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2017, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2017, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2017 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors
Chris Condelles
christopher.condelles@fsinvestments.com
267-439-4365

Dominic Mammarella

dominic.mammarella@fsinvestments.com

215-220-4280

Media

Marc Yaklofsky/Kate Beers

media@fsinvestments.com

215-495-1174

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Income Statement

	Three Months Ended
	March 31,
	2017	2016
Investment income
From non-controlled/unaffiliated investments:
Interest income	$79,719	$99,452
Fee income	19,530	1,642
From non-controlled/affiliated investments:
Interest income	4,290	967
Fee income	29	—
Dividend income	—	224
From controlled/affiliated investments:
Interest income	2,496	778
Total investment income	106,064	103,063

Operating expenses
Management fees	18,367	17,812
Subordinated income incentive fees	13,147	12,485
Administrative services expenses	734	1,196
Accounting and administrative fees	265	228
Interest expense	19,439	18,894
Directors' fees	271	229
Other general and administrative expenses	1,251	2,281
Total operating expenses	53,474	53,125
Net investment income	52,590	49,938

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(48,447)	(13,779)
Non-controlled/affiliated investments	305	—
Controlled/affiliated investments	(52,879)	—
Net realized gain (loss) on foreign currency	123	84
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	129,260	(54,703)
Non-controlled/affiliated investments	(12,328)	6,367
Controlled/affiliated investments	(4,499)	1,633
Net change in unrealized appreciation (depreciation) on secured borrowing	(10)	—
Net change in unrealized gain (loss) on foreign currency	(722)	(1,637)
Total net realized and unrealized gain (loss)	10,803	(62,035)
Net increase (decrease) in net assets resulting from operations	$63,393	$(12,097)
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.26	$(0.05)
Weighted average shares outstanding	244,554,969	242,847,016
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Balance Sheet

	March 31, 2017
	(Unaudited)	December 31, 2016
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,535,672 and $3,509,899, respectively)	$3,595,984	$3,440,951
Non-controlled/affiliated investments (amortized cost—$211,318 and $153,167, respectively)	248,618	202,795
Controlled/affiliated investments (amortized cost—$81,869 and $80,874, respectively)	79,566	83,070
Total investments, at fair value (amortized cost—$3,828,859 and $3,743,940, respectively)	3,924,168	3,726,816
Cash	53,015	264,594
Foreign currency, at fair value (cost—$667 and $4, respectively)	669	4
Receivable for investments sold and repaid	252,782	75,921
Income receivable	47,044	36,106
Deferred financing costs	8,246	5,828
Prepaid expenses and other assets	427	802
Total assets	$4,286,351	$4,110,071

Liabilities
Payable for investments purchased	$40,000	$5,748
Credit facilities payable	755,128	619,932
Unsecured notes payable (net of deferred financing costs of $1,880 and $1,884, respectively)	1,071,263	1,070,701
Secured borrowing, at fair value (proceeds of $2,832 and $2,831, respectively)	2,891	2,880
Stockholder distributions payable	54,485	54,364
Management fees payable	18,367	18,022
Subordinated income incentive fees payable	13,147	12,885
Administrative services expense payable	346	516
Interest payable	17,463	20,144
Directors' fees payable	270	281
Other accrued expenses and liabilities	1,356	7,221
Total liabilities	1,974,716	1,812,694
Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 244,599,661 and 244,063,357 shares issued and outstanding, respectively	245	244
Capital in excess of par value	2,266,389	2,261,040
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(205,172)	(104,274)
Accumulated undistributed (distributions in excess of) net investment income	146,131	148,026
Net unrealized appreciation (depreciation) on investments and secured borrowing and unrealized gain/loss on foreign currency	104,042	(7,659)
Total stockholders' equity	2,311,635	2,297,377
Total liabilities and stockholders' equity	$4,286,351	$4,110,071
Net asset value per share of common stock at period end	$9.45	$9.41

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
GAAP net investment income per share	$0.22	$0.21	$0.21
Plus capital gains incentive fees per share	—	—	—
Plus excise taxes per share	—	0.02	—
Plus one-time expenses per share	—	—	0.00
Adjusted net investment income per share[2]	$0.22	$0.23	$0.21

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.
3)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
4)	See FSIC’s quarterly report on Form 10-Q for the three months ended March 31, 2017 for a description of FSIC’s investment strategies.
5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date. FSIC’s estimated gross portfolio yield may be higher than an investor’s yield on an investment in shares of FSIC’s common stock because it does not reflect sales commissions or charges that may be incurred in connection with the purchase or sale of such shares, or operating expenses that may be incurred by FSIC. FSIC’s estimated gross portfolio yield does not represent an actual investment return to stockholders, is subject to change and, in the future, may be greater or less than the rates set forth herein.
6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the three months ended March 31, 2017 for a description of FSIC’s revenue recognition policy.

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